Exhibit 10.5

Execution Version

CONFIDENTIAL

October 30, 2023

Sunlight Financial LLC

101 N. Tryon Street, Suite 900

Charlotte, NC 28246

Additional Advance Letter Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Restructuring Support Agreement, to be entered into, by and among Sunlight Financial LLC (“you” or the “Borrower”), certain of the Borrower’s affiliates, Cross River Bank (“us”, “we” or the “Bank”), ED Umbrella Holdings, LLC, and those certain consenting stockholders of the Borrower (the “Restructuring Support Agreement”). Reference is also made to that certain Loan and Security Agreement, dated as of April 25, 2023 (as amended by that certain Omnibus Waiver and Amendment to Loan and Security Agreement and Loan Program Agreements, dated as of September 12, 2023, the “Loan and Security Agreement”), by and among the Borrower, SL Financial Holdings Inc. (“Holdings”), as guarantor, and Bank. Reference is also made to that certain Second Amended and Restated Loan Program Agreement, dated as of April 25, 2023, by and among the Borrower, Holdings, as guarantor, and Bank (the “Solar Loan Program Agreement”) and the Amended and Restated Home Improvement Loan Program Agreement, dated as of April 25, 2023, by and among the Borrower, Holdings, as guarantor, and Bank (the “HI Loan Program Agreement” and, together with the Solar Loan Program Agreement, the “Effective Loan Program Agreements”). Capitalized terms used but not defined in this letter agreement (this “Letter Agreement”), shall have the respective meanings given to such terms in the Restructuring Support Agreement, the Loan and Security Agreement and the Effective Loan Program Agreements, as applicable.

In connection with this Letter Agreement, and in consideration of the covenants, promises, and agreements set forth in the Restructuring Support Agreement, including the releases set forth thereunder, each of the undersigned parties agree and stipulate as set forth below:

1.            Delinquent Receivables Collateral Account. Pursuant to Section 5.8 of the Solar Loan Program Agreement, for each Loan (other than any Retained Loan) that is more than sixty (60) days past due and, pursuant to Section 5.7 of the HI Loan Program Agreement, for each Non-Portfolio Loan that is more than sixty (60) days past due, the Borrower was required to deposit into a deposit account maintained by the Borrower at Bank (the “Delinquent Receivables Collateral Account”) an amount of cash or cash equivalents equal to half the Cost Basis of such delinquent Loan (the “Restricted Cash”). As of October 13, 2023, $4,391,415.34 of Restricted Cash was required to be on deposit in the Delinquent Receivables Collateral Account. The Effective Loan Program Agreements do not authorize the Borrower or Holdings to withdraw Restricted Cash on deposit in the Delinquent Receivables Collateral Account for any reason.

2.            Request to Use Restricted Cash. You have advised us that you, Holdings, Sunlight Financial Holdings Inc., SL Financial Investor I LLC and SL Financial Investor II LLC (each a “Debtor” and, collectively, the “Debtors”) plan to file on or around October 31, 2023 voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. in the United States Bankruptcy Court for the District of Delaware commencing the Debtors’ chapter 11 cases (collectively, the “Chapter 11 Cases”). In connection with the anticipated Chapter 11 Cases, you and the Debtors requested from us the authority to use Restricted Cash, on an as needed basis, towards an orderly filing of the Chapter 11 Cases.

3.            Bank’s Conditional Consent. The Bank allowed you and the Debtors access to the $4,391,415.34 of Restricted Cash on deposit in the Delinquent Receivables Collateral Account on an as needed basis and solely for the purpose of funding the business and providing the Debtors with additional runway towards an imminent filing of the Chapter 11 Cases; provided, however, that use of Restricted Cash shall give rise to a repayment obligation on the part of the Borrower, Holdings, and each of their affiliated Debtors, in accordance with Sections 4 and 7 below.

4.            Debtors’ Repayment Obligation. By executing this Letter Agreement, Borrower, Holdings, together with each of the other Debtors, as guarantors, hereby agree to repay to Bank the aggregate principal amount of the Restricted Cash used in accordance with paragraph 3 hereof, which repayment obligations shall become due as of the Petition Date, but shall only be payable on the earlier to occur of: (i) January 30, 2024 and (ii) the occurrence of the Effective Date (as defined in the Prepackaged Plan) (the “Maturity Date”).

5.            Interest Rate. Interest shall accrue on the aggregate principal amount of Restricted Cash used in accordance with paragraph 3 hereof at a fixed rate of [TEXT REDACTED] per annum until such obligations are paid in full. Borrower, Holdings, together with each of the other Debtors, agree to pay all such accrued and unpaid interest on the Maturity Date.

6.            Secured Obligations. The Debtors hereby acknowledge and agree that their obligations hereunder shall constitute Secured Obligations for all purposes under the Loan and Security Agreement and that the Bank shall hold a CRB Secured Claim under the Prepackaged Plan on account of such Secured Obligations. The Bank and the Debtors hereby agree that the Loan and Security Agreement shall be deemed amended, mutatis mutandis, to the extent necessary to effectuate this paragraph.

7.            Guaranty. Sunlight Financial Holdings Inc., SL Financial Investor I LLC and SL Financial Investor II LLC (the “Debtor Grantors”) hereby irrevocably and unconditionally guarantee the due and punctual payment in full of the Debtors’ obligations hereunder.

8.            Security Interest. Each Debtor Grantor hereby grants Bank, to secure the payment and performance in full of all of their obligations hereunder, a continuing security interest in all of their right, title and interest in and to the following personal property, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof: (a) all goods, Accounts, Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, and all other personal property whether now owned or hereafter acquired, wherever located; and (b) all Books of each Debtor Grantor relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing, excluding “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability, or result in the voiding, of such intent-to-use application or any registration that issues from such intent-to-use application under U.S. federal law now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind. Capitalized terms defined in the Uniform Commercial Code in effect in the State of New York (the “UCC”) and used herein are used herein as so defined; provided, that, to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

9.            Amendment. Section 6.14 of the Loan and Security Agreement is hereby amended for the limited purpose of permitting the Debtors to enter into and perform under this Letter Agreement, including the incurrence of indebtedness and granting of liens contemplated hereunder.

This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law provisions thereof. No party may assign its respective rights, interests or obligations hereunder without the prior written consent of the other parties. This Letter Agreement is not intended to confer benefits upon, or create any rights in favor of, any person or entity other than the parties hereto, except as expressly set forth herein. This Letter Agreement may be executed in counterparts, and sets forth the entire understanding and agreement among the parties as to matters covered herein and supersedes any prior understanding, agreement or statement (written or oral) of intent among such parties with respect to the subject matter hereof. To be binding, any amendment of this Letter Agreement must be effected by an instrument in writing signed by each of the parties hereto.

Very truly yours,

BANK

CROSS RIVER BANK

By:	/s/ Gilles Gade
Name: Gilles Gade
Title: Chief Executive Officer

By:	/s/ Arlen Gelbard
Name: Arlen Gelbard
Title: General Counsel

[Signature Page to Commitment Letter]

BORROWER:

SUNLIGHT FINANCIAL LLC

By:	/s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer

HOLDINGS:

SL FINANCIAL HOLDINGS INC.

By:	/s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer

SUNLIGHT FINANCIAL HOLDINGS INC.
SL FINANCIAL INVESTOR I LLC
SL FINANCIAL INVESTOR II LLC

By:	/s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer

[Signature Page to Commitment Letter]